[BLONDER TONGUE LABORATORIES, INC.LOGO]

                                                           One Jake Brown Road
                                                     Old Bridge, NJ 08857-1000
                                             (732) 679-4000 Fax (732) 679-4353
                                                         www.blondertongue.com

For Immediate Release:                 Contact:         James A. Luksch
November 22, 2004                                       Chairman and
                                                        Chief Executive Officer
                                                        (732) 679-4000

              BLONDER TONGUE REPORTS THIRD QUARTER 2004 RESULTS

OLD BRIDGE, NEW JERSEY,  November 22, 2004 - Blonder Tongue  Laboratories,  Inc.
(AMEX:  "BDR") today  reported net sales of  $11,215,000  for the third  quarter
2004, a 22 % increase over net sales of $9,195,000 reported in the third quarter
2003.

Earnings for the third quarter 2004 were $406,000, or $0.05 per share, a marked improvement over last year's net loss of $65,000, or ($0.01) per share, for the comparable period.

Commenting on the third quarter 2004 results, James A. Luksch, Chief Executive
Officer, said, "Third quarter results show a significant improvement over the third quarter for 2003 and our expectations are for continued long-term growth in revenues and profits.  40% of the  quarter to quarter top line growth was achieved with increased sales from the Company's data and telephony product lines.  These products combined with our core analog and digital television products, as well as the QT series of QAM Transcoders,  including the QTM-HD transcoder module for high definition programming, complete the Blonder Tongue
Triple  Play  needed by our customers to compete in today's marketplace.  The
Company's introduction  of its TV Channel Blocker, which allows consumers to restrict access to undesirable  programming, should begin to contribute to further increase in sales in 2005 and continue in the years  ahead.  The market potential for increased sales of these products is much greater than that which has been realized to date."

Founded  in 1950, Blonder Tongue Laboratories is a leading U.S. designer, manufacturer, and supplier of a comprehensive line of broadband systems equipment and technical engineering services for Voice, Video and Data service providers.  With optimized technologies, simplified deployment and qualified technical assistance, the service provider reduces costs, increases customer satisfaction and increases profitability. For more information regarding Blonder
Tongue or its products, please visit the Company's Web site at
www.blondertongue.com or contact the Company directly at (732) 679-4000.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of
1995: The information set forth above includes "forward-looking" statements and accordingly, the cautionary statements contained in Blonder Tongue's Annual
Report and Form 10-K/A for the year ended December 31, 2003  (See Item 1:
Business and Item 7: Management's Discussion and Analysis of Financial Condition
and Results of Operations), and other filings with the Securities and Exchange
Commission are incorporated herein by reference.  The words"believe", "expect",
"anticipate", "project", and similar expressions identify forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof.  Blonder Tongue undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Blonder Tongue's actual results may differ from the anticipated results or other  expectations  expressed in Blonder Tongue's "forward-looking"
statements.

                                                     -MORE-

                        Blonder Tongue Laboratories, Inc.
                    Consolidated Summary of Operating Results
                      (in thousands, except per-share data)
                                   (unaudited)

                                        Three months ended   Nine months ended
                                           September 30,    September 30,

              2004      2003        2004       2003

Net sales                                 $11,215    $9,195   $30,661    $26,331
Gross profit                                3,580     2,965     9,601      7,799
Earnings (loss) from operations               660       188       785     (1,116)
Net earnings (loss)                           406       (65)      245     (1,213)
Net earnings (loss) per share:
   Basic                                    $0.05     $(0.01)   $0.03     $(0.16)
   Diluted                                  $0.05     $(0.01)   $0.03     $(0.16)

Weighted average shares outstanding:
   Basic                                    8,002      7,577    7,995      7,539
   Diluted                                  8,026      7,577    8,033      7,539

                       Consolidated Summary Balance Sheets
                                 (in thousands)

                                   September 30, 2004   December 31, 2003
                                              (unaudited)

Current assets                                   $17,357              $18,951
Property, plant, and equipment, net                6,226                6,652
Total assets                                      43,590               47,990
Current liabilities                                8,744                7,360
Long-term liabilities                              3,696                9,745
Stockholders' equity                              31,150               30,885

Total liabilities and stockholders' equity       $43,590              $47,990